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                                                                    EXHIBIT 12.1

                           PRO-FAC COOPERATIVE, INC.
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                                         FISCAL
                                                        FISCAL YEAR ENDED                            SIX MONTHS ENDED
                                -----------------------------------------------------------------    ----------------
                                                                                JUNE 27, 1998
                                JUNE 25,   JUNE 24,   JUNE 29,    JUNE 28,   --------------------      DECEMBER 27,
                                  1994       1995       1996        1997     ACTUAL    PRO FORMA          1997
                                --------   --------   --------    --------   -------   ----------    ----------------
COMPUTATION OF RATIO OF
  EARNINGS TO FIXED CHARGES AND
  PREFERRED DIVIDENDS
Pretax income (loss) before
  dividends, allocation of net
  proceeds, cumulative effect
  of an accounting change, and
  extraordinary item...........  $ 23.7     $ 22.5     $(22.6)     $ 13.6     $24.9      $  6.7           $19.2
Deduct -- Equity in
  undistributed earnings of
  CoBank.......................    (1.5)      (1.3)      (1.5)       (1.1)      (.7)       (0.7)            0.0
                                --------   --------   --------    --------   -------   ----------        ------
Adjusted earnings/(loss).......    22.2       21.2      (24.1)       12.5      24.2         6.0            19.2
                                --------   --------   --------    --------   -------   ----------        ------
Fixed charges:
     Interest expense..........    11.6       29.1       42.0        36.5      30.8        73.0            15.8
     Rentals(A)................     0.0        0.8        1.4         1.5       1.6         2.0             0.8
                                --------   --------   --------    --------   -------   ----------        ------
          Total fixed
            charges............    11.6       29.9       43.4        38.0      32.4        75.0            16.6
                                --------   --------   --------    --------   -------   ----------        ------
Adjusted earnings/(loss) and
  fixed charges................  $ 33.8     $ 51.1     $ 19.3      $ 50.5     $56.6      $ 81.0           $35.8
                                --------   --------   --------    --------   -------   ----------        ------
                                --------   --------   --------    --------   -------   ----------        ------
Preferred dividends............  $  3.7     $  4.3     $  8.5      $  5.5     $ 5.8      $  5.8           $ 2.8
Add -- Adjustment to reflect
  preferred dividends on a
  pretax basis.................     0.0        0.0        4.4         2.8       3.2         3.2             1.8
                                --------   --------   --------    --------   -------   ----------        ------
Preferred dividends on a
  pretax basis.................     3.7        4.3       12.9         8.3       9.0         9.0             4.6
Fixed charges..................    11.6       29.9       43.4        38.0      32.4        75.0            16.6
                                --------   --------   --------    --------   -------   ----------        ------
          Total................  $ 15.3     $ 34.2     $ 56.3      $ 46.3     $41.4      $ 84.0           $21.2
                                --------   --------   --------    --------   -------   ----------        ------
                                --------   --------   --------    --------   -------   ----------        ------
Ratio of earnings to fixed
  charges and preferred
  dividends....................    2.20       1.49      (C)          1.09      1.37       (C)              1.69
                                --------   --------   --------    --------   -------   ----------        ------
                                --------   --------   --------    --------   -------   ----------        ------

                                        DECEMBER 26, 1998
                                 --------------------------------
                                       ACTUAL           PRO FORMA
                                 ------------------     ---------
COMPUTATION OF RATIO OF
  EARNINGS TO FIXED CHARGES AND
  PREFERRED DIVIDENDS
Pretax income (loss) before
  dividends, allocation of net
  proceeds, cumulative effect
  of an accounting change, and
  extraordinary item...........        $ 16.7(B)         $   4.8
Deduct -- Equity in
  undistributed earnings of
  CoBank.......................           0.0                0.0
                                       ------           ---------
Adjusted earnings/(loss).......          16.7                4.8
                                       ------           ---------
Fixed charges:
     Interest expense..........          26.9               37.8
     Rentals(A)................           0.8                1.0
                                       ------           ---------
          Total fixed
            charges............          27.7               38.8
                                       ------           ---------
Adjusted earnings/(loss) and
  fixed charges................        $ 44.4            $  43.6
                                       ------           ---------
                                       ------           ---------
Preferred dividends............        $  3.0            $   3.0
Add -- Adjustment to reflect
  preferred dividends on a
  pretax basis.................           1.9                1.8
                                       ------           ---------
Preferred dividends on a
  pretax basis.................           4.9                4.8
Fixed charges..................          27.7               38.8
                                       ------           ---------
          Total................        $ 32.6            $  43.6
                                       ------           ---------
                                       ------           ---------
Ratio of earnings to fixed
  charges and preferred
  dividends....................          1.36               1.00
                                       ------           ---------
                                       ------           ---------

------------

 (A) Rentals deemed representative of the interest factor included in rent expense.

 (B) The $64.2 million gain on the sale of the Aseptic Business and the $5.5 million expense for the amortization of debt issue costs associated with the Bridge Facility have been excluded in calculating the ratio of earnings to fixed charges for the six months ended December 26, 1998.

 (C) For fiscal 1996, and for fiscal 1998 on a pro forma basis, earnings before fixed charges were insufficient to cover fixed charges and pre-tax basis preferred dividends by $37.0 million and $3.0 million, respectively.




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